Exhibit 99.1

NEWS RELEASE

For further information:

Mike O’Sullivan

Teradata Corporation

(937) 242-4786

mike.osullivan@teradata.com

For Release on December 22, 2010

Teradata to Acquire Aprimo

Strategic move joins leaders in data warehousing and analytics and integrated marketing management to help corporations drive growth and profitable business engagements

ATLANTA – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and business analytics, today announced the signing of a definitive agreement to acquire Aprimo, a global leader in cloud-based integrated marketing software for approximately $525 million including the assumption of approximately $25 million of cash at closing, subject to adjustment. Together, the two visionary leaders will bring powerful business analytics with integrated marketing solutions to enable corporations to improve and optimize marketing performance with data-driven insights. In addition, Teradata will draw upon Aprimo’s deep expertise in Cloud and Software as a Service (SaaS) functionality.

“Combining these visionary companies positions Teradata as a leader in Integrated Marketing Management, Marketing Resource Management, and Multi-Channel Campaign Management, providing customers an end-to-end solution available in SaaS and on-premise environments,” said Mike Koehler, president and chief executive officer of Teradata. “In addition, the combination will broaden our addressable customer base and fuel marketing innovation for our customers. Together, Teradata and Aprimo will drive the future of Integrated Marketing Management and offer compelling business value for our customers.”

The Integrated Marketing Management (IMM) business is a growing, $5 billion sector and is emerging as a critical focus for businesses, representing one of the most strategic and largest areas of investment for most corporations. Companies that develop an Integrated Marketing Management strategy will deliver a 50 percent higher return on marketing investment than those that don’t, according to a recent report from Gartner.

Organizations today are recognizing the importance of marketing that defines the brand, differentiates the business, and delivers revenue, and are increasingly relying upon information technologies that improve overall marketing performance. The combination of Teradata’s powerful analytics and Aprimo’s innovative marketing helps clients integrate, streamline, and continuously accelerate profitable growth.

“Aprimo and Teradata are both laser focused on customer success, core business values that forge together our experience and commitment to help marketers revolutionize marketing and achieve their vision of integrated marketing management,” said Bill Godfrey, chief executive officer at Aprimo. “We believe our combined value proposition, Teradata’s powerful business analytics and Aprimo’s cloud-based Integrated Marketing Software come at a time when marketers are consolidating and integrating their marketing teams and systems while demanding more strategic analytics and intelligence. This is great news for our present and future customers.”

Aprimo delivers the industry’s most comprehensive suite of integrated marketing applications to more than 150,000 professionals worldwide, and more than 36 percent of the Fortune 100 relies upon Aprimo for Integrated Marketing Management solutions.

Aprimo’s offerings are a new addition to Teradata’s business analytics portfolio. By acquiring Aprimo, Teradata will be able to deliver powerful and integrated marketing management solutions, with the comprehensive capabilities that marketers need to:

•	Accelerate time to market for revenue-generating campaigns, product launches, and strategic brand initiatives

•	Enable smarter decisions across the enterprise by leveraging data to gain strategic insights, recognize emerging opportunities and respond quickly

•	Optimize and deliver successful campaigns seamlessly across all digital channels

•	Streamline operations to drive more effective marketing

The end result for the chief marketing officer and their teams will be the ability to run a marketing organization that delivers real-time strategic insights to positively impact business growth. In addition, with Aprimo’s on-demand software solutions that operate in the cloud or within a customer’s data center, customers have the choice of accessing the applications based on their operational needs and preference.

Aprimo will be integrated into Teradata’s operations and will continue to market its products and services under the name Aprimo. Once the acquisition is complete, Aprimo will support the strategy of Teradata’s analytic and applications business, including development, marketing, sales, and services going forward.

“The expansion of our business demonstrates our clear commitment to being a world-class provider of business analytics,” said Darryl McDonald, Teradata executive vice president, business development and marketing. “Teradata and Aprimo will focus on driving business growth and optimizing the company’s marketing performance. Through our industry leading marketing applications and analytics, companies will be able to leverage and capitalize on the proliferation of channels and the growing importance of managing and leveraging big data. This union is a clear catalyst for transformational change, creating new and innovative market opportunities.”

The completion of the transaction, which is subject to applicable regulatory clearances and other customary closing conditions, is expected to occur in the first quarter, 2011.

The transaction is expected to be slightly accretive to Teradata’s non-GAAP EPS in the first year following closing.

Conference Call Scheduled for 8:30 a.m. ET Today

A conference call is scheduled today at 8:30 a.m. (ET) to discuss Teradata’s intention to acquire Aprimo. Access to the conference call, as well as a replay of the call, will be available on Teradata’s web site at www.teradata.com/investor.

About Aprimo

Aprimo is a leading global provider of cloud-based marketing software and services that enhance the productivity and performance of marketing organizations. The company’s integrated marketing software, Aprimo Marketing Studio® for B2C and Aprimo Marketing Studio® for B2B, enables marketers to navigate the changing role of marketing, by taking control of budget and spends, eliminating internal silos with streamlined workflows, and executing innovative multi-channel campaigns to drive measurable return on investment. Founded in 1998, Aprimo is headquartered in Indianapolis with offices worldwide. For more information call +1.317.803.4300 or visit http://www.aprimo.com.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence and achieving enterprise agility through its database software, enterprise data warehousing, consulting, and enterprise analytics. Visit Teradata on the web at www.teradata.com.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the execution of integration plans; the conditions to the completion of the transaction, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Aprimo’s operations into those of Teradata; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; the retention of certain key employees of Aprimo may be difficult; Teradata and Aprimo are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed; that the parties are unable to successfully implement integration strategies; and other risks that are described in Teradata’s SEC filings.

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